CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated October 31, 2026, and each included in this Post-Effective Amendment No. 259 on the Registration Statement (Form N-1A, File No. 333-173276) of SSGA Active Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated August 27, 2026, with respect to State Street® Multi-Asset Real Return ETF, State Street® Income Allocation ETF, State Street® Global Allocation ETF, State Street® Blackstone Senior Loan ETF, State Street® Ultra Short Term Bond ETF, State Street® DoubleLine® Total Return Tactical ETF, State Street® DoubleLine® Short Duration Total Return Tactical ETF, State Street® US Sector Rotation ETF, State Street® Fixed Income Sector Rotation ETF, State Street® Nuveen Municipal Bond ETF, State Street® Blackstone High Income ETF, State Street® Loomis Sayles Opportunistic Bond ETF(the “Funds”) (twelve of the funds constituting SSGA Active Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended June 30, 2026, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

October 27, 2026

Information Classification: Limited Access